EXHIBIT 4.4

                                 AMENDMENT NO. 1
                                       TO
                    THE FIRST AMERICAN FINANCIAL CORPORATION
                             1996 STOCK OPTION PLAN



          This Amendment No. 1 to The First American Financial Corporation 1996 Stock Option Plan (the "Plan") was adopted by the board of directors of The First American Financial Corporation (the "Company") on February 26, 1998, and is effective as of January 1, 1998.

          Section 5.1 of the Plan is amended to read in full as follows:

          "Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Options under the Plan may not exceed 1,875,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose."

          IN WITNESS WHEREOF, the Company's duly authorized officers have executed this amendment at Santa Ana, California, on February 26, 1998.


                                      THE FIRST AMERICAN FINANCIAL CORPORATION



                                      By: /s/Parker S. Kennedy
                                          -------------------------
                                          Parker S. Kennedy, President


                                      By: /s/Mark R Arnesen
                                          -------------------------
                                          Mark R Arnesen, Secretary